Exhibit 99.1

MPG HOLDCO I INC.

A WHOLLY-OWNED SUBSIDIARY OF

METALDYNE PERFORMANCE GROUP, INC.

LETTER OF TRANSMITTAL

OFFER TO EXCHANGE

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 7.375% SENIOR NOTES DUE 2022, THE ISSUANCE

OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

(CUSIP NO. 553234 AB1)

FOR

ALL OF ITS OUTSTANDING 7.375% SENIOR NOTES DUE 2022 ISSUED ON OCTOBER 20, 2014 (CUSIP

NOS. 553234 AA3 and U6203N AA6)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

TIME, ON             , 2015 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

The Exchange Agent is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

Registered & Certified Mail WILMINGTON TRUST, NATIONAL ASSOCIATION Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attn: Workflow Management	Regular Mail or Courier: WILMINGTON TRUST, NATIONAL ASSOCIATION Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attn: Workflow Management	In Person by Hand Only: WILMINGTON TRUST, NATIONAL ASSOCIATION Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attn: Workflow Management	For Other Inquiries or Confirmation: DTC Desk (DTC2@wilmingtontrust.com)

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

The undersigned acknowledges receipt of the Prospectus dated             , 2015 (the “Prospectus”) of MPG Holdco I Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange $600,000,000 aggregate principal amount of its 7.375% Senior Notes due October 15, 2022 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for a like principal amount of its outstanding 7.375% Senior Notes due October 15, 2022 issued on October 20, 2014 (the “Existing Notes”) from the holders thereof.

The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Existing Notes for which they may be exchanged pursuant to the Exchange Offer, except that the transfer restrictions, registration rights and additional interest relating to the Existing Notes do not apply to the Exchange Notes.

The Issuer is not making the Exchange Offer to holders of the Existing Notes in any jurisdiction in which the Exchange Offer or the acceptance of the Exchange Offer would not be in compliance with the securities or Blue Sky laws of such jurisdiction. The Issuer also will not accept surrenders for exchange from holders of the Existing Notes in any jurisdiction in which the Exchange Offer or the acceptance of the Exchange Offer would not be in compliance with the securities or Blue Sky laws of such jurisdiction.

Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS

CAREFULLY BEFORE CHECKING ANY BOX BELOW.

List below the Existing Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and aggregate principal amounts should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF EXISTING NOTES TENDERED HEREWITH

Name(s) and Address(es) of Registered Holder(s) (Please fill in)	Certificate Number(s)*	Aggregate Principal Amount Represented by Existing Notes*	Principal Amount Tendered**

Total:

*	Need not be completed by book-entry holders.
**	Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such Existing Notes. See instruction 2.

Unless the context otherwise requires, the term “holder” for purposes of this Letter of Transmittal means any person in whose name Existing Notes are registered or any other person who has obtained a properly completed bond power from the registered holder or any person whose Existing Notes are held of record by The Depository Trust Company (“DTC”).

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number :

Transaction Code Number:

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE ENCLOSED HEREWITH:

Name:

Address:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED EXISTING NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may not participate in the Exchange Offer with respect to Existing Notes acquired other than as a result of market-making activities or other trading activities. Any holder who is an “affiliate” of the Issuer or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Existing Notes from the Issuer to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, must comply with the registration and prospectus delivery requirements under the Securities Act.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the principal amount of the Existing Notes indicated above. Subject to, and effective upon, the acceptance for exchange of all or any portion of the Existing Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Existing Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuer, in connection with the Exchange Offer) to cause the Existing Notes to be assigned, transferred and exchanged.

The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Existing Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Existing Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered Existing Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the tendered Existing Notes or transfer ownership of such Existing Notes on the account books maintained by the book-entry transfer facility. The undersigned further agrees that acceptance of any and all validly tendered Existing Notes by the Issuer and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuer of its obligations under the Registration Rights Agreement dated as of October 20, 2014, among MPG Holdco I Inc., the Guarantors signatory thereto, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Registration Rights Agreement”), and that the Issuer shall have no further obligations or liabilities thereunder. The undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all terms of the Exchange Offer.

The undersigned understands that tenders of Existing Notes pursuant to any one of the procedures described in the Prospectus and in the instructions attached hereto will, upon the Issuer’s acceptance for exchange of such tendered Existing Notes, constitute a binding agreement between the undersigned and the Issuer upon the terms and subject to the conditions of the Exchange Offer. The undersigned recognizes that, under circumstances set forth in the Prospectus, the Issuer may not be required to accept for exchange any of the Existing Notes.

By tendering the Existing Notes and executing this Letter of Transmittal, the undersigned represents that Exchange Notes acquired in the Exchange Offer will be obtained in the ordinary course of business of the undersigned, that the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, that the undersigned is not an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act and that if the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that all resales of the Exchange Notes must be made in compliance with applicable state securities or Blue Sky laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the Exchange Notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that the Issuer assumes no responsibility regarding compliance with state securities or Blue Sky laws in connection with resales.

Any holder of Existing Notes using the Exchange Offer to participate in a distribution of the Exchange Notes (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available April 13, 1989) or similar interpretive letters and (ii) must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Existing Notes may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this Letter of Transmittal. Except as stated in the Prospectus, this tender is irrevocable.

Certificates for all Exchange Notes delivered in exchange for tendered Existing Notes and any Existing Notes delivered herewith but not exchanged, and registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

The undersigned, by completing the box entitled “Description of Existing Notes Tendered Herewith” above and signing this letter, will be deemed to have tendered the Existing Notes as set forth in such box.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter of Transmittal, the terms of the Prospectus shall prevail.

TENDERING HOLDER(S) SIGN HERE

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for Existing Notes hereby tendered or in whose name Existing Notes are registered on the books of DTC or one of its participants, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person. See Instruction 3.

(Signature(s) of Holder(s))

Date

Name(s)
(Please Print)

Capacity (full title)

Address
(Including Zip Code)

Daytime Area Code and Telephone No.

GUARANTEE OF SIGNATURE(S)

(If Required — See Instruction 3)

Authorized Signature

Date

Name

Title

Name of Firm

Address of Firm
(Include Zip Code)

Area Code and Telephone No.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if Exchange Notes or Existing Notes not tendered are to be issued in the name of someone other than the registered holder of the Existing Notes whose name(s) appear(s) above.

Issue:	☐ Existing Notes not tendered to:
☐ Exchange Notes to:

Name(s)

Address:
(Include Zip Code)

Area Code and Telephone No.

☐ Credit unexchanged Existing Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if Exchange Notes or Existing Notes not tendered are to be sent to someone other than the registered holder of the Existing Notes whose name(s) appear(s) above, or such registered holder(s) at an address other than that shown above.

Mail:	☐ Existing Notes not tendered to:
☐ Exchange Notes to:

Name(s)

Address:
(Include Zip Code)

Area Code and Telephone No.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Delivery of this Letter of Transmittal and Certificates.

A holder of Existing Notes may tender the same by (i) properly completing and signing this Letter of Transmittal or a facsimile hereof (all references in the Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates, if applicable, representing the Existing Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below. Existing Notes tendered hereby must be in denominations or principal amount at maturity of $2,000 with integral multiples of $1,000 in excess thereof.

Holders of Existing Notes may tender Existing Notes by book-entry transfer by crediting the Existing Notes to the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the holder of the Existing Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Existing Notes all provisions of this Letter of Transmittal (including any representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.

The method of delivery of this Letter of Transmittal, the Existing Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases sufficient time should be allowed to permit timely delivery. No Existing Notes or Letters of Transmittal should be sent to the Issuer.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Existing Notes for exchange.

2.	Partial Tenders; Withdrawals.

If less than the entire principal amount of Existing Notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the aggregate principal amount of Existing Notes tendered in the box entitled “Description of Existing Notes Tendered Herewith.” A newly issued certificate for the Existing Notes submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All Existing Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise clearly indicated.

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date.

To be effective with respect to the tender of Existing Notes, a written notice of withdrawal must: (i) be received by the Exchange Agent at the address for the Exchange Agent set forth above before the Issuer notifies the Exchange Agent that they have accepted the tender of Existing Notes pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Existing Notes to be withdrawn; (iii) identify the Existing Notes to be withdrawn (including the principal amount of such Existing Notes, or, if applicable, the certificate numbers shown on the particular certificates evidencing such Existing Notes and the principal amount of Existing Notes represented by such certificates); (iv) include a statement that such holder is withdrawing its election to have such Existing Notes exchanged; and (v) be signed by the holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantee). The Exchange Agent will return the properly withdrawn Existing Notes promptly following receipt of notice of withdrawal. If Existing Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Existing Notes or otherwise comply with the book-entry transfer facility’s procedures. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuer, and such determination will be final and binding on all parties.

Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent’s account at the book entry transfer facility pursuant to the book-entry transfer procedures described above, such Existing Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under the caption “The Exchange Offer—Procedures for Tendering” in the Prospectus at any time prior to the Expiration Date.

3.	Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever. If any of the Existing Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If a number of Existing Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Existing Notes.

When this Letter of Transmittal is signed by the registered holder or holders (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Existing Notes) of Existing Notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

If this Letter of Transmittal is signed by a person other than the registered holder or holders of the Existing Notes listed, such Existing Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Issuer and duly executed by the registered holder, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the Existing Notes.

If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority so to act must be submitted.

Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Guarantor Institution.

Signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution, unless Existing Notes are tendered: (i) by a holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal; or (ii) for the account of an Eligible Guarantor Institution. In the event that the signatures in this Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity an “Eligible Guarantor Institution”). If Existing Notes are registered in the name of a person other than the signer of this Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Guarantor Institution.

4.	Special Issuance and Delivery Instructions.

Tendering holders should indicate, as applicable, the name and address to which the Exchange Notes or certificates for Existing Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal. Holders tendering Existing Notes by book-entry transfer may request that Existing Notes not exchanged be credited to such account maintained at the book-entry transfer facility as such holder may designate.

5.	Transfer Taxes.

Except as otherwise provided in this Instruction 5, the Issuer shall pay or cause to be paid any transfer taxes applicable to the transfer and exchange of Existing Notes to it or its order pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any other person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer and exchange of Existing Notes to the Issuer or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the applicable holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith the amount of such transfer taxes will be billed directly to such holder.

6.	Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

7.	Mutilated, Lost, Stolen or Destroyed Securities.

Any holder whose Existing Notes have been mutilated, lost, stolen or destroyed, should contact the Exchange Agent at the address indicated below for further instructions.

8.	Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance, may be directed to the Exchange Agent at the address and telephone number indicated above.

IMPORTANT: This Letter of Transmittal or a facsimile or copy thereof (together with certificates of Existing Notes or confirmation of book-entry transfer and all other required documents) must be received by the Exchange Agent on or prior to the Expiration Date.